EXHIBIT VII
NORDIC INVESTMENT BANK
Medium-Term Notes, Series D
AMENDMENT NO. 2 TO THE
SELLING AGENCY AGREEMENT DATED MAY 22, 2007
May 6, 2011
Citigroup Global Markets Inc. (“Citigroup”)
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co. (“Goldman Sachs”)
200 West Street
New York, New York 10282
Dear Sirs:
     1. Introduction. In connection with the Medium-Term Notes, Series D (the “Notes”) of the Nordic Investment Bank (“NIB”) and the selling agency agreement dated as of May 22, 2007 between NIB and you in respect of the Notes (the “Agency Agreement”), NIB confirms with each of you this agreement to amend the Agency Agreement (the “Amendment”) effective as of the date hereof as follows:
     2. Defined Terms.
     (i) All references in the Agency Agreement, including in the Exhibits thereto, to “this Agreement” or the “Agency Agreement” shall be understood to refer to the Agency Agreement as amended by this Amendment.
     (ii) Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Agency Agreement.
     3. Amendment to Section 10. In the second sentence of Section 10(b), statements “(i)” and “(ii)” shall be and hereby are amended and restated as follows:
     “(i) the first sentence of the “Plan of Distribution” in the Prospectus Supplement dated May 22, 2007 and the Prospectus Supplement dated May 6, 2011 and (ii) the selling arrangements set forth under “Selling Restrictions” in each such Prospectus Supplement and”.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, NORDIC INVESTMENT BANK
By	/s/ Sten Holmberg
	Name:	Sten Holmberg
	Title:	Chief Counsel

By	/s/ Pernelle de Klauman
	Name:	Pernelle de Klauman
	Title:	Deputy Chief Counsel

CONFIRMED AND ACCEPTED, as of
   May 6, 2011:
CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

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